SHAREHOLDER MEETINGS

At Special Meetings of Shareholders held on August 5, 2004 of each of the SC Alger Growth Fund, SC Alger Income & Growth Fund,
SC Alger Small Capitalization Fund,SC Davis Financial Fund, SC Neuberger Berman Mid Cap Growth Fund, SC Neuberger Berman Mid Cap Value Fund,
SC Value Equity Fund, SC Value Managed Fund, SC Value Mid Cap Fund,
SC Investors Foundation Fund, and SC Select Equity Fund, the shareholders of each Fund voted to approve a Plan of Liquidation for such Fund.
On August 6, 2004, $64.2 million of liquidated proceeds were transferred to the Money Market Fund.

The shareholders of SC Alger Growth Fund voted to approve a Plan of Liquidation for the Fund.

For:
$9,552,518.59 (equal to 89.448% of the dollars present or represented);
Against:
$296,872.91 (equal to 2.780% of the dollars present or represented);

Abstain:
$830,055.14 (equal to 7.772% of the dollars present or represented);

The shareholders of SC Alger Income & Growth Fund voted to approve a Plan of Liquidation for the Fund.

For:
$ 7,418,881.81 (equal to 79.625% of the dollars present or represented);

Against:
$ 635,465.16 (equal to 6.820% of the dollars present or represented);

Abstain:
$ 1,262,994.76 (equal to 13.555% of the dollars present or represented);

The shareholders of SC Alger Small Capitalization Fund voted to approve a Plan of Liquidation for the Fund.

For:
$5,245,356.26 (equal to 77.078% of the dollars present or represented);

Against:
$1,150,352.21 (equal to 16.904% of the dollars present or represented);

Abstain:
 $ 409,531.16 (equal to 6.018% of the dollars present or represented);

The shareholders of SC Davis Financial Fund voted to approve a Plan of Liquidation for the Fund.

For:
$6,690,551.66 (equal to 77.980% of the dollars present or represented);

Against:
 $686,200.23 (equal to 7.998% of the dollars present or represented);
and
Abstain:
$1,203,097.09 (equal to 14.022% of the dollars present or represented).

The shareholders of SC Neuberger Berman Mid Cap Growth Fund voted to approve a Plan of Liquidation for the Fund.

For:
$5,785,587.42 (equal to 68.474% of the dollars present or represented);

Against:
 $1,414,863.58 (equal to 16.745% of the dollars present or represented);
and
Abstain:
$1,248,938.58 (equal to 14.781% of the dollars present or represented).

The shareholders of SC Neuberger Berman Mid Cap Value Fund voted to approve a Plan of Liquidation for the Fund.

For:
$6,641,313.59 (equal to 81.250% of the dollars present or represented);

Against:
 $373,636.47 (equal to 4.571% of the dollars present or represented);
and
Abstain:
$1,158,993.14 (equal to 14.179% of the dollars present or represented).

The shareholders of SC Value Equity Fund voted to approve a Plan of Liquidation for the Fund.

For:
$7,374,116.13 (equal to 82.178% of the dollars present or represented);

Against:
 $941,341.16 (equal to 10.490% of the dollars present or represented);
and
Abstain:
$657,884.39 (equal to 7.332% of the dollars present or represented).

The shareholders of SC Value Managed Fund voted to approve a Plan of Liquidation for the Fund.

For:
$4,121,662.84 (equal to 75.079% of the dollars present or represented);

Against:
 $172,840.17 (equal to 3.148% of the dollars present or represented);
and
Abstain:
$1,195,284.38 (equal to 21.773% of the dollars present or represented).

The shareholders of SC Value Mid Cap Fund voted to approve a Plan of Liquidation for the Fund.

For:
$ 18,095,601.89 (equal to 87.425% of the dollars present or represented);

Against:
 $ 1,486,924.32 (equal to 7.184% of the dollars present or represented);
and
Abstain:
$ 1,115,854.26 (equal to 5.391% of the dollars present or represented).

The shareholders of SC Investors Foundation Fund voted to approve a Plan of Liquidation for the Fund.

For:
$6,624,837.11 (equal to 89.318% of the dollars present or represented);

Against:
 $332,687.86 (equal to 4.485% of the dollars present or represented);
and
Abstain:
$459,610.32 (equal to 6.197% of the dollars present or represented).

The shareholders of SC Select Equity Fund voted to approve a Plan of Liquidation for the Fund.

For:
$9,773,583.24 (equal to 89.035% of the dollars present or represented);

Against:
 $756,567.19 (equal to 6.892% of the dollars present or represented);
and
Abstain:
$447,125.20 (equal to 4.073% of the dollars present or represented).